Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We have issued our reports dated February 7, 2017 with respect to the consolidated financial statements of Serendex Pharmaceuticals A/S contained in this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton

GRANT THORNTON

Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark

February 10, 2017